Exhibit 99.1

DAVIDsTEA Announces Third Quarter Fiscal 2018 Financial Results

MONTREAL, December 13, 2018 — DAVIDsTEA Inc. (Nasdaq:DTEA) (DAVIDsTEA or “the Company”), reported consolidated net loss of $ 9.1 million ($0.35 per diluted share) for the third quarter 2018 compared to a net loss of $6.5 million ($0.25 per diluted share) for the third quarter 2017. Net loss for the nine months ended November 3, 2018 was $20.3 million ($0.78 per diluted share) compared to a net loss of $12.4 million ($0.48 per diluted share) for the nine months ended October 28, 2017.

The Company’s adjusted net loss1 was $7.4 million ($0.28 per diluted share) for the third quarter 2018 compared to a loss of $4.5 million ($0.17 per diluted share) for the third quarter 2017 and a loss of $14.1 million ($0.55 per diluted share) for the nine months ended  November 3, 2018 compared to a loss of $9.9 million ($0.38 per diluted share) for the nine months ended October 28, 2017.

“Despite a decline in same store sales, we are seeing favourable trends in several areas of the business,” stated Herschel Segal, Executive Chairman and Interim Chief Executive Officer. “We continue to have great confidence in our team, in our brand, our growth opportunities and our capacity to improve our financial results.”

Mr Segal added, “Our new executive leadership is squarely focused on restoring profitability. We expect to achieve immediate efficiency gains in our purchasing and operations, optimize our e-commerce platform and alternative sales channels, and strengthen our leadership in the tea industry.”

Operating Results for the Third Quarter of 2018

Sales increased 1.5% to $43.7 million from $43.0 million in the third quarter of fiscal 2017.  E-commerce and wholesale channels increased $2.0 million and 35.1% driven primarily from greater online adoption in both Canada and the US, as well as our entry into grocery chain distribution earlier this year.  Non-comparable sales of $1.6 million from stores opened for less than thirteen months, helped to partially offset decreases of $2.9 million, or 7.9% in comparable sales.

Gross profit remained consistent at $18.4 million and decreased slightly as a percentage of sales to 42.1% from 42.7%, resulting from a shift in product sales mix and the deleveraging of fixed costs due to negative comparable sales.

Selling, general and administration expenses (“SG&A”) increased by $2.1 million to $29.1 million compared to the prior year quarter.    As a percentage of sales, SG&A increased to 66.7% from 62.9%. Adjusted SG&A1, which excludes any impact from executive separation costs, impairment of property and equipment, onerous contracts and costs related to strategic review and proxy contest,  increased to $27.0 million from $24.4 million,  an increase of $2.6 million primarily due to a $1.7 million increase in salaries, partly attributable to minimum wage increases and greater use of consultants, and $0.8 million increase in foreign exchange translation losses. As a percentage of sales, Adjusted SG&A1 increased to 61.8% from 56.7%, due to the deleveraging of fixed costs as a result of negative comparable sales this quarter.

Loss from operating activities was $10.7 million as compared to $8.7 million in the third quarter of fiscal 2017. Adjusted loss from operating activities1,  which excludes any impact from executive separation costs, impairment of property and equipment, onerous contracts and costs related to strategic review and proxy contest was $8.6 million compared to $6.0 million in the prior year quarter.

1 Please refer to “Definition and reconciliation of non-IFRS financial measures” in this press release.

Adjusted EBITDA1, which excludes non-cash or other items in the current and prior periods, was negative $6.2 million compared to negative $2.9 million in the third quarter of fiscal 2017.

At the end of the quarter, the Company had cash amounting to $18.7 million.

Net loss was $9.1 million compared to a  net loss of $6.5 million in the third quarter of fiscal 2017.  Adjusted net loss1, which excludes any impact from executive separation costs, impairment of property and equipment, onerous contracts and costs related to strategic review and proxy contest, was $7.4 million compared to $4.5 million.

Fully diluted loss per common share was $0.35 compared to $0.25 in the third quarter of fiscal 2017. Adjusted fully diluted loss per common share1,  which is adjusted net loss on a fully diluted weighted average shares outstanding basis, was $0.28 per share compared to $0.17 per share.

Operating Results Year-to-date:

Sales decreased by 5.7% to $129.6 million from $137.4 million in the comparable period in fiscal 2017.  E-commerce and wholesale channel sales increased $3.0 million and 19.4% from the nine months in fiscal 2017 driven primarily by greater online adoption in both Canada and the US, as well as our entry into grocery chain distribution.  Non-comparable sales of $2.5 million, from stores opened for less than thirteen months, helped to partially offset decreases of $13.3 million and 11.7% in comparable sales.

Gross profit decreased by 7.0% to $58.4 million from $62.8 million in the comparable period in fiscal 2017, while gross profit as a percentage of sales decreased slightly to 45.1% from 45.7% in the comparable period in fiscal 2017.

SG&A increased to $84.9 million from $79.0 million in the comparable period in fiscal 2017. As a percentage of sales, SG&A increased to 65.5% from 57.5%. Adjusted SG&A1, which excludes any impact from executive separation costs, impairment of property and equipment, onerous contracts and costs related to strategic review and proxy contest, increased to $76.7 million from $75.9 million, due to $1.9 million in salary increase, partly attributable to minimum wage increases and greater us of consultants, $0.5 million increase in foreign exchange translation and a $1.7 million decrease in stock-based compensation expenses. As a percentage of sales, Adjusted SG&A1 increased to 59.2% from 55.2%, due to the deleveraging of fixed costs as a result of negative comparable sales this quarter.

Loss from operating activities was $26.4 million as compared to a loss of $16.2 million in the comparable period in fiscal 2017. Adjusted net loss from operating activities1, which excludes any impact from executive separation costs, impairment of property and equipment, onerous contracts and costs related to strategic review and proxy contest, increased to a loss of $18.3 million from a loss $13.1 million.

Adjusted EBITDA1, which excludes non-cash or other items in the current and prior year periods,  was negative $12.2 million compared to negative $3.6 million in the comparable period in fiscal 2017.

Net loss was $20.3 million compared to a net loss of $12.4 million in the comparable period in fiscal 2017. Adjusted net loss1, which excludes any impact from executive separation costs, impairment of property and equipment, onerous contracts and costs related to strategic review and proxy contest, was $14.1 million compared to an adjusted net loss of $9.9 million in fiscal 2017.

Fully diluted loss per common share was $0.78 compared to a fully diluted loss of $0.48 per share in the comparable period in fiscal 2017. Adjusted fully diluted loss per common share1, which is adjusted net loss on a fully diluted weighted average shares outstanding basis, was $0.55 per share compared to $0.38 per share.

1 Please refer to “Definition and reconciliation of non-IFRS financial measures” in this press release.

Note:

This release should be read in conjunction with the Company’s Management’s Discussion and Analysis and its unaudited condensed interim consolidated financial statements as at and for the three and nine months ended November 3, 2018, available on the Company’s corporate website, which will be filed by the Company with the Canadian securities regulatory authorities and with the U.S. Securities and Exchange Commission.

Condensed Consolidated Financial Data (UNAUDITED)

(Canadian dollars, in thousands, except per share information)

	For the three months ended		For the nine months ended
	November 3,	October 28,	November 3,	October 28,
	2018	2017	2018	2017

Sales	$43,656	$42,997	$129,609	$137,353
Gross profit	18,381	18,372	58,416	62,759
SG&A expenses	29,119	27,035	84,865	79,004
Operating loss	(10,738)	(8,663)	(26,449)	(16,245)
Net loss	$(9,061)	$(6,485)	$(20,261)	$(12,410)

Adjusted SG&A1	$26,956	$24,403	$76,716	$75,872
Adjusted operating loss[1]	(8,575)	(6,031)	(18,300)	(13,113)
Adjusted EBITDA[1]	(6,248)	(2,887)	(12,212)	(3,578)
Adjusted net loss[1]	$(7,383)	$(4,502)	$(14,114)	$(9,851)

Fully diluted loss per common share	$(0.35)	$(0.25)	$(0.78)	$(0.48)
Adjusted fully diluted loss per common share[1]	$(0.28)	$(0.17)	$(0.55)	$(0.38)

Gross profit as a percentage of sales	42.1%	42.7%	45.1%	45.7%
SG&A as a percentage of sales	66.7%	62.9%	65.5%	57.5%
Number of stores at end of period	238	236	238	236
Comparable sales decline for the period	(4.7%)	(6.8%)	(8.8%)	(4.5%)

Cash used in operating activities	$(18,037)	$(16,134)	$(37,581)	$(19,976)
Cash used in investing activities	(2,880)	(3,498)	(7,271)	(9,295)
Cash, end of period	$18,714	$36,865	$18,714	$36,865

1 Please refer to “Definition and reconciliation of non-IFRS financial measures” in this press release.

Conference Call Information:

A conference call to discuss the third quarter fiscal 2018 financial results is scheduled for today, December 13, 2018, at 5:00 pm Eastern Time. The conference call will be webcast and may be accessed via the Company’s Investor Relations section of its website at www.davidstea.com. An online archive of the webcast will be available within two hours of the conclusion of the call and will remain available for one year.

Use of Non-IFRS Financial Information:

This press release includes “non-IFRS measures” defined as including: 1) Adjusted EBITDA, 2) Adjusted results from operating activities, 3) Adjusted selling, general and administration expenses, 4) Adjusted net loss, and 5) Adjusted fully diluted income (loss) per share. These non-IFRS measures are not defined by and in accordance with IFRS and may differ from similar measures reported by other companies. We believe that these non-IFRS measures provide investors with useful information with respect to our historical operations. We present these non-IFRS measures as supplemental performance measures because we believe they facilitate a comparative assessment of our operating performance relative to our performance based on our results under IFRS, while isolating the effects of some items that vary from period-to-period. Specifically, these non-IFRS measures allow for an assessment of our operating performance, including new store costs, without the effect of non-cash charges of the period or other one-time charges, such as depreciation, amortization, finance costs, deferred rent, non-cash compensation expense, costs related to onerous contracts or contracts where we expect the costs of the obligations to exceed the economic benefit, gain (loss) on derivative financial instruments, loss on disposal of property and equipment, impairment of property and equipment, and certain non-recurring expenses. These measures also function as benchmarks to evaluate our operating performance. These measures are not measurements of our financial performance under IFRS and should not be considered in isolation or as alternatives to net income, net cash provided by operating, investing or financing activities or any other financial statement data presented as indicators of financial performance or liquidity, each as presented in accordance with IFRS. We understand that although these measures are frequently used by securities analysts, lenders and others in their evaluation of companies, they have limitations as analytical tools, and you should not consider them in isolation, or as a substitute for analysis of our results as reported under IFRS. Some of these limitations are that;

•	these non-IFRS measures do not reflect changes in, or cash requirements for, our working capital needs, and

•

although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Adjusted EBITDA does not reflect any cash requirements for such replacements.

Because of these limitations, these non-IFRS measures should not be considered as discretionary cash available to us to reinvest in the growth of our business or as a measure of cash that will be available to us to meet our obligations.

Cautionary Forward-Looking  Statements

Certain material presented in this press release includes forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by the use of words such as “anticipate,” “expect,” “plan,” “could,” “may,” “will,” “believe,” “estimate,” “forecast,” “goal,” “project,” and other words of similar meaning. These forward-looking statements address various matters including management’s beliefs about the Company’s prospects, management’s turn-around strategy, plans for investment in marketing initiatives, changes to product offerings and assortment, and strategic plans. The Company cannot assure investors that future developments affecting the Company will be those that it has anticipated. Actual results may differ materially from these expectations due to risks and uncertainties including: the Company’s ability to implement its strategy, the Company’s ability to maintain and enhance its brand image, particularly in new markets; the Company’s ability to compete in the specialty tea and beverage category; the Company’s ability to expand and improve its operations; changes in the Company’s executive management team; levels of foot traffic in locations in which the Company’s stores are located; changes in consumer trends and preferences; fluctuations in foreign currency exchange rates; general economic conditions and consumer confidence; minimum wage laws; the importance of the Company’s first fiscal quarter to results of operations for the entire fiscal year; and other risks set forth in the Company’s Quarterly Report on Form 10-Q and Annual Report on Form 10-K . If one or more of these risks or uncertainties materialize, or if any of the Company’s assumptions prove incorrect, the Company’s actual results may vary in material respects from those projected in these forward-looking statements. Any forward-looking statement made by the Company in this release speaks only as of the date on which the Company makes it. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

Definition and Reconciliation of Non-IFRS Financial Measures

This press release includes references to certain non-IFRS financial measures as described below.  These non-IFRS measures to not have any standardized meanings prescribed by International Financial Reporting Standards (IFRS) and are therefore unlikely to be comparable to similar measures prescribed by other companies.  Accordingly, they should not be considered in isoloation.  The terms and definitions fo the non-IFRS measures used in this press release and a reconciliation of each non-IFRS measure to the most directly comparable IFRS measure are provided below.

Reconciliation of Reported Results to Non-IFRS results - Adjusted EBITDA

Unaudited and in thousands of Canadian dollars

	For the three months ended		For the nine months ended
	November 3,	October 28,	November 3,	October 28,
	2018	2017	2018	2017

Net loss	$(9,061)	$(6,485)	$(20,261)	$(12,410)
Finance costs	80	327	237	615
Finance income	(122)	(149)	(574)	(420)
Depreciation and amortization	2,162	2,632	6,098	7,564
Loss on disposal of property and equipment	—	18	14	48
Recovery of income tax	(1,635)	(2,356)	(5,851)	(4,030)
EBITDA	$(8,576)	$(6,013)	$(20,337)	$(8,633)
Additional adjustments :
Stock-based compensation expense (reversal) (a)	91	362	(7)	1,738
Executive separation costs related to salary (b)	123	1,070	840	1,882
Impairment of property and equipment (c)	725	2,658	3,285	4,971
Impact of onerous contracts (d)	1,288	(1,138)	486	(3,913)
Deferred rent (e)	74	174	(17)	377
Strategic review and proxy contest costs (f)	27	—	3,538	—
Adjusted EBITDA	$(6,248)	$(2,887)	$(12,212)	$(3,578)

(a)	Represents non-cash stock-based compensation expense (reversal).
(b)	Executive separation costs related to salary represent salary owed to former executives as part of their separation of employment from the Company.
(c)	Represents costs related to impairment of property and equipment for stores.
(d)

Represents provisions,  non-cash reversals and utilization related to certain stores where the unavoidable costs of meeting the obligations under the lease agreements are expected to exceed the economic benefits expected to be received from the contract.

(e)	Represents the extent to which our annual rent expense has been above or below its cash rent payments.
(f)

Represents costs related to a corporate strategic review process as well as costs related to the proxy contest which culminated at the Company’s annual meeting held on June 14, 2018. Costs for the three and nine months ended November 3, 2018 include nil and $389, respectively, related to the strategic review process, nil and $868 for incremental directors and officers run-off insurance costs incurred prior to the annual meeting on June 14, 2018, and $27 and $2,281, respectively, for costs incurred in connection with the proxy contest, including nil and $957, respectively, paid to Rainy Day Investments Ltd., a controlling shareholder, for third-party costs incurred by it, as approved by the independent members of the Board of Directors of the Company.

Reconciliation of Reported Results to Non-IFRS Results - Adjusted Results from Operating Activities

Unaudited and in thousands of Canadian dollars

	For the three months ended		For the nine months ended
	November 3,	October 28,	November 3,	October 28,
	2018	2017	2018	2017

Results from operating activities	$(10,738)	$(8,663)	$(26,449)	$(16,245)
Executive separation costs (a)	123	1,112	840	2,074
Impairment of property and equipment (b)	725	2,658	3,285	4,971
Impact of onerous contracts (c)	1,288	(1,138)	486	(3,913)
Strategic review and proxy contest costs (d)	27	—	3,538	—
Adjusted results from operating activities	$(8,575)	$(6,031)	$(18,300)	$(13,113)

(a)

Executive separation costs represent mainly salary owed to the former executives as part of their separation of employment from the Company. The three and nine-month periods ended October 28, 2017 include $42 and $192, respectively, of non-cash stock-based compensation expenses relating to the vesting of equity awards pursuant to the separation agreements.

(b)	Represents costs related to impairment of property and equipment for stores.
(c)

Represents provisions, non-cash reversals and utilization related to certain stores where the unavoidable costs of meeting the obligations under the lease agreements are expected to exceed the economic benefits expected to be received from the contract.

(d)

Represents costs related to a corporate strategic review process as well as costs related to the proxy contest which culminated at the Company’s annual meeting held on June 14, 2018. Costs for the three and nine months ended November 3, 2018 include nil and $389, respectively, related to the strategic review process, nil and $868 for incremental directors and officers run-off insurance costs incurred prior to the annual meeting on June 14, 2018, and $27 and $2,281, respectively, for costs incurred in connection with the proxy contest, including nil and $957, respectively, paid to Rainy Day Investments Ltd., a controlling shareholder, for third-party costs incurred by it, as approved by the independent members of the Board of Directors of the Company.

Reconciliation of Reported Results to Non-IFRS Results - Adjusted Selling, General and Administration Expenses

Unaudited and in thousands of Canadian dollars

	For the three months ended		For the nine months ended
	November 3,	October 28,	November 3,	October 28,
	2018	2017	2018	2017

Selling, general and administration expenses	$29,119	$27,035	$84,865	$79,004
Executive separation costs (a)	(123)	(1,112)	(840)	(2,074)
Impairment of property and equipment (b)	(725)	(2,658)	(3,285)	(4,971)
Impact of onerous contracts (c)	(1,288)	1,138	(486)	3,913
Strategic review and proxy contest costs (d)	(27)	—	(3,538)	—
Adjusted selling, general and administration expenses	$26,956	$24,403	$76,716	$75,872

(a)

Executive separation costs represent mainly salary owed to the former executives as part of their separation of employment from the Company. The three and nine-month periods ended October 28, 2017 include $42 and $192, respectively, of non-cash stock-based compensation expenses relating to the vesting of equity awards pursuant to the separation agreements.

(b)	Represents costs related to impairment of property and equipment for stores.
(c)

Represents provisions, non-cash reversals and utilization related to certain stores where the unavoidable costs of meeting the obligations under the lease agreements are expected to exceed the economic benefits expected to be received from the contract.

(d)

Represents costs related to a corporate strategic review process as well as costs related to the proxy contest which culminated at the Company’s annual meeting held on June 14, 2018. Costs for the three and nine months ended November 3, 2018 include nil and $389, respectively, related to the strategic review process, nil and $868 for incremental directors and officers run-off insurance costs incurred prior to the annual meeting on June 14, 2018, and $27 and $2,281, respectively, for costs incurred in connection with the proxy contest, including nil and $957, respectively, paid to Rainy Day Investments Ltd., a controlling shareholder, for third-party costs incurred by it, as approved by the independent members of the Board of Directors of the Company.

Reconciliation of Reported Results to Non-IFRS Results - Adjusted Net Loss

Unaudited and in thousands of Canadian dollars

	For the three months ended		For the nine months ended
	November 3,	October 28,	November 3,	October 28,
	2018	2017	2018	2017

Net loss	$(9,061)	$(6,485)	$(20,261)	$(12,410)
Executive separation costs (a)	123	1,112	840	2,074
Impairment of property and equipment (b)	725	2,658	3,285	4,971
Impact of onerous contracts (c)	1,348	(831)	663	(3,355)
Strategic review and proxy contest costs (d)	27	—	3,538	—
Income tax expense adjustment (e)	(545)	(956)	(2,179)	(1,131)
Adjusted net loss	$(7,383)	$(4,502)	$(14,114)	$(9,851)

(a)

Executive separation costs represent mainly salary owed to the former executives as part of their separation of employment from the Company. The three and nine-month periods ended October 28, 2017 include $42 and $192, respectively, of snon-cash tock-based compensation expenses relating to the vesting of equity awards pursuant to the separation agreements.

(b)	Represents costs related to impairment of property and equipment for stores.
(c)

Represents provisions, non-cash reversals, utilization and the accretion expense related to certain stores where the unavoidable costs of meeting the obligations under the lease agreements are expected to exceed the economic benefits expected to be received from the contract. The accretion expense on provisions for onerous contracts is included in Finance costs on the Consolidated Statement of Comprehensive Income (Loss) for the three months and nine months ended November 3, 2018.

(d)

Represents costs related to a corporate strategic review process as well as costs related to the proxy contest which culminated at the Company’s annual meeting held on June 14, 2018. Costs for the three and nine months ended November 3, 2018 include nil and $389, respectively, related to the strategic review process, nil and $868 for incremental directors and officers run-off insurance costs incurred prior to the annual meeting on June 14, 2018, and $27 and $2,281, respectively, for costs incurred in connection with the proxy contest, including nil and $957, respectively, paid to Rainy Day Investments Ltd., a controlling shareholder, for third-party costs incurred by it, as approved by the independent members of the Board of Directors of the Company.

(e)	Removes the income tax impact of items referenced in notes (a), (b), (c) and (d).
(f)

Reconciliation of Fully Diluted Net Loss Per Share, As Reported to Adjusted Fully Diluted Net Loss Per Share

Unaudited and in thousands of Canadian dollars, except per share information

	For the three months ended		For the nine months ended
	November 3,	October 28,	November 3,	October 28,
	2018	2017	2018	2017

Weighted average number of shares outstanding, fully diluted	25,992,339	25,890,090	25,862,086	25,659,164

Net loss	$(9,061)	$(6,485)	$(20,261)	$(12,410)

Adjusted Net loss	$(7,383)	$(4,502)	$(14,114)	$(9,851)

Net loss per share, fully diluted	$(0.35)	$(0.25)	$(0.78)	$(0.48)

Adjusted net loss per share, fully diluted	$(0.28)	$(0.17)	$(0.55)	$(0.38)

About DAVIDsTEA:

DAVIDsTEA is a retailer of specialty tea, offering a differentiated selection of proprietary loose-leaf teas, pre-packaged teas, tea sachets and tea-related gifts, accessories and food and beverages, primarily through 238 company-operated DAVIDsTEA stores throughout Canada and the United States as of November 3, 2018, and its website, davidstea.com. The Company is headquartered in Montréal, Canada.

Investor Contact

MaisonBrison Communications

Pierre Boucher

514.731.0000

investors@davidstea.com

Media Contact

PELICAN Public Relations

Lyla Radmanovich

514-731-8763

media@rppelican.ca